Exhibit 99.1

A. Schulman Agrees to Acquire a Majority of the Assets of Ferro Corporation's Specialty
Plastics Business Segment

-- Acquisition to strategically expand A. Schulman's engineered plastics and masterbatch color capabilities in the U.S. and Spain
-- Company continues to strengthen position in a broad range of attractive target markets
-- A. Schulman continues to pursue its aggressive growth strategy with its ninth acquisition in past four years

AKRON, Ohio, June 4, 2014 /PRNewswire/ -- A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that it has entered into an agreement to purchase a selected majority of the assets of the Specialty Plastics business segment from Ferro Corporation (NYSE: FOE) for $91 million in cash. The purchase agreement includes four facilities located in the United States as well as operations in Spain. Subject to the satisfaction of customary closing conditions and regulatory approvals, the transaction is anticipated to close during the fourth quarter of A. Schulman's current fiscal year ending August 31, 2014. Excluded from the transaction are Ferro's plastics business and operations in Edison, New Jersey, and Carabobo, Venezuela.

The acquisition is expected to be accretive to adjusted earnings per share and the Company anticipates achieving approximately $5.5 million in synergies within 12 to 18 months following the close of the transaction, driven primarily by sourcing activities and plant efficiency actions. The Specialty Plastics assets included in the pending transaction achieved sales of $154 million in 2013, with approximately two-thirds of these revenues generated in the United States. As a result, this acquisition is expected to deliver important geographic diversification benefits to A. Schulman.

The Specialty Plastics segment is a global supplier of custom engineered plastic compounds, colorants, and liquid coatings, primarily focused on thermoset plastic technology. The business offers a broad portfolio of proprietary products and recognized brand names serving a wide range of end markets including packaging, transportation, construction, appliances and agriculture.

"Specialty Plastics is a performance-driven, technically demanding business, and this business segment is what initially attracted us to seek to acquire Ferro back in 2013. Strategically combining the two businesses provides the existing customers of the Specialty Plastics segment with an expanded product portfolio, technical solutions and global resources with the full support of the A. Schulman team. We are delighted to have reached an agreement to purchase these assets, and we plan to leverage their capabilities, competitive advantages and footprint to become an integral part of our growth engine," said Joseph M. Gingo, Chairman, President and Chief Executive Officer of A. Schulman. "When finalized, this will be the ninth acquisition we have successfully completed over the past four years, in addition to three joint ventures, as we continue to execute our aggressive growth strategy driven by organic growth and acquisitions. As we stated at our recent investor day, our goal is to gain $100 million in sales annually through acquisitions. While this large bolt-on acquisition exceeds that target, it more importantly is an excellent strategic fit with A. Schulman and provides us with an expanded geographic reach not only in the United States but also in Spain. Through our successful execution of our dual approach strategy, we are improving our position in target markets, diversifying our product mix and increasing our prospects for sustainable and profitable growth."

Bernard Rzepka, Executive Vice President and Chief Operating Officer of A. Schulman, said, "We continue to strengthen our U.S. operations and expand our global capabilities in engineered plastics, masterbatch solutions and custom performance colors, which represent outstanding profitable growth opportunities and are integral to our value creation strategy. We are impressed with the highly talented Specialty Plastics team, and we expect its demonstrated focus on customer satisfaction, innovation and technological expertise to complement our performance-oriented growth culture. The team has an impressive track record of developing high-quality specialty compounds, colors and coatings that exceed the needs of its diverse customer base."

The Specialty Plastics segment's products include color additives and concentrates with a focus on high-margin color, combination and additive masterbatches; filled and reinforced plastics with a strong position in glass-filled polypropylene and custom formulating capabilities; advanced polymer compounds and alloys including melt-processable rubber, molding and extrusion materials, and custom compounds. Its facilities are strategically located to competitively and efficiently serve its target markets and customers, with available capacity for growth in all segments.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 3,500 people and has 38 manufacturing facilities globally. A. Schulman reported net sales of $2.1 billion for the fiscal year ended August 31, 2013. Additional information about A. Schulman can be found at www.aschulman.com.

About Ferro Corporation
Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,330 employees globally and reported 2013 sales of $1.6 billion.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company's major product markets or countries where the Company has operations;

•	the effectiveness of the Company's efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;
fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company's products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products; and

•	operating problems with our information systems as a result of system security failures such as viruses, computer "hackers" or other causes.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2013. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

SHLM_ALL

Contact information:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com
www.aschulman.com